UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 20, 2006

ODYSSEY HEALTHCARE, INC.
(Exact name of registrant as specified in its charter)

Texas	000-33267	43-1723043
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

717 North Harwood Street, Suite 1500
Dallas, Texas	75201
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (214) 922-9711
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 9.01 Financial Statements and Exhibits.
SIGNATURE
Press Release

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of Director
     On December 22, 2006, the Board of Directors of Odyssey HealthCare, Inc. (the “Company”) issued a press release, a copy of which is attached hereto as Exhibit 99.1, announcing that James E. Buncher was appointed to the Board of Directors of the Company on December 20, 2006. Mr. Buncher is the Chief Executive Officer and a member of the board of directors of Safeguard Health Enterprises, Inc. and has been appointed to the Audit Committee and the Nominating & Governance Committee of the Board of Directors.
Grant of Restricted Stock Unit Awards
     On December 20, 2006, the Compensation Committee of the Board of Directors of the Company granted restricted stock unit awards (“RSUs”) pursuant to the Company’s 2001 Equity-Based Compensation Plan, as amended, to certain named executive officers of the Company as indicated in the following table:

		Additional Incentive
Award Recipient	Time Based RSUs	Based RSUs	Total Potential RSUs
Robert A. Lefton, President and Chief Executive Officer	29,400	50,400	79,800

Deborah A. Hoffpauir, Senior Vice President and Chief Operating Officer	16,080	29,480	45,560

R. Dirk Allison, Senior Vice President and Chief Financial Officer	50,000	50,000	100,000

Woodrin Grossman, Senior Vice President — Strategy and Development	12,330	24,657	36,987

W. Bradley Bickham, Vice President and General Counsel	10,320	20,640	30,960
     The RSUs represent the right to receive shares of the Company’s authorized common stock, par value $0.001 per share (the “Common Stock”), subject to certain restrictions set forth below in part, and include the right to receive dividend equivalents on the unvested portion of the RSUs prior to vesting or forfeiture.

     Provided the award recipient remains an employee of the Company continuously from the date of grant through the applicable vesting date, twenty-five percent of the Time-Based RSUs will vest each year, with December 20, 2007 as the first vesting date. Vesting of the Additional Incentive Based RSUs is dependent upon the Company attaining a specified earnings per share (“EPS”) target for 2007. The total number of Additional Incentive Based RSUs that will be eligible to vest for each award recipient is dependent upon the EPS level actually attained by the Company for 2007. The maximum number of Additional Incentive Based RSUs that may vest with respect to each award recipient is set forth in the table above. If the actual EPS attained by the Company is within any of the EPS ranges specified in the award, the total number of Additional Incentive Based RSUs that will be eligible for vesting will be prorated to account for the interim level of EPS. Provided the award recipient remains an employee of the Company continuously from the date of grant through the applicable vesting date, twenty-five percent of the Additional Incentive Based RSUs eligible for vesting for each award recipient, based on the satisfaction of the applicable EPS target, will vest on the date the Compensation Committee certifies that the EPS target for 2007 has been met. The remaining seventy-five percent of the Additional Incentive Based RSUs eligible for vesting for each award recipient, based on the satisfaction of the applicable EPS target, will vest in three equal, annual installments beginning on December 20, 2008.
     If an award recipient’s service with the Company is terminated due to death or disability or if the Company undergoes a change in control prior to the full vesting of the RSUs, the restriction period of the RSUs will be immediately accelerated and the forfeiture restrictions will expire. If an award recipient’s service with the Company is terminated for any other reason prior to the vesting of the RSUs, the unvested RSUs will be forfeited to the Company. The payment date or dates of the Common Stock related to an award will be the date or dates on which the restrictions on such award, or portion thereof, expire.
Item 9.01 Financial Statements and Exhibits.
(c)	Exhibits.
99.1	Press release dated December 22, 2006.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ODYSSEY HEALTHCARE, INC.

Date: December 22, 2006	By:	/s/ R. Dirk Allison

R. Dirk Allison Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Exhibit Title
99.1	Press Release, dated December 22, 2006.